CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated April 29, 2022, and each included in this Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A, File No. 333-47011) of BNY Mellon Investment Portfolios (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 8, 2022, with respect to the financial statements and financial highlights of MidCap Stock Portfolio, Small Cap Stock Index Portfolio, and Technology Growth Portfolio, three of the funds constituting BNY Mellon Investment Portfolios, included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

April 11, 2022